Exhibit 99.1
ENDO REPORTS THIRD-QUARTER 2021 FINANCIAL RESULTS AND RAISES 2021 FINANCIAL GUIDANCE
DUBLIN, November 4, 2021 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the third-quarter ended September 30, 2021.
"We delivered strong third-quarter results driven by outstanding execution across all of our businesses. As a result of our year-to-date performance and our expectations for the remainder of 2021, we are raising our full-year 2021 financial guidance," said Blaise Coleman, President and Chief Executive Officer at Endo. "Additionally, we are pleased with our progress against our strategic priorities including our efforts to expand and enhance our portfolio with the recent launch of varenicline tablets, the only available FDA approved generic version of Chantix®, and the continued positive market response to QWO®."
THIRD-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Total Revenues, Net	$772,028	$634,860	22%	$2,203,777	$2,142,853	3%
Reported (Loss) Income from Continuing Operations	$(49,289)	$(68,974)	(29)%	$(12,414)	$106,217	NM
Reported Diluted Weighted Average Shares	233,578	230,040	2%	232,487	233,379	—%
Reported Diluted Net (Loss) Income per Share from Continuing Operations	$(0.21)	$(0.30)	(30)%	$(0.05)	$0.46	NM
Reported Net (Loss) Income	$(77,207)	$(75,887)	2%	$(51,183)	$64,601	NM
Adjusted Income from Continuing Operations (2)	$189,277	$122,275	55%	$516,315	$494,375	4%
Adjusted Diluted Weighted Average Shares (1)(2)	235,527	233,442	1%	236,538	233,379	1%
Adjusted Diluted Net Income per Share from Continuing Operations (2)	$0.80	$0.52	54%	$2.18	$2.12	3%
Adjusted EBITDA (2)	$386,883	$286,700	35%	$1,094,298	$1,044,307	5%
__________
(1)Reported Diluted Net (Loss) Income per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as “Adjusted Income from Continuing Operations,” “Adjusted Diluted Weighted Average Shares,” “Adjusted Diluted Net Income per Share from Continuing Operations” and “Adjusted EBITDA.” Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
CONSOLIDATED RESULTS
Total revenues were $772 million in third-quarter 2021, an increase of 22% compared to $635 million during the same period in 2020. This result was primarily attributable to increased revenues from our Sterile Injectables, Generic Pharmaceuticals, and Branded Pharmaceuticals segments.

Reported loss from continuing operations in third-quarter 2021 was $49 million compared to reported loss from continuing operations of $69 million during the same period in 2020. This result was attributable to increased revenue and favorable changes in product mix, which were partially offset by higher litigation-related costs, asset impairment charges and other operating expenses, including as a result of our investment and promotional efforts behind XIAFLEX® and QWO®. Reported diluted net loss per share from continuing operations in third-quarter 2021 was $0.21 compared to reported diluted net loss per share from continuing operations in third-quarter 2020 of $0.30.
Adjusted income from continuing operations in third-quarter 2021 was $189 million compared to $122 million in third-quarter 2020. The result was attributable to increased revenues and favorable changes in product mix. Adjusted diluted net income per share from continuing operations in third-quarter 2021 was $0.80 compared to $0.52 in third-quarter 2020.
BRANDED PHARMACEUTICALS SEGMENT
Third-quarter 2021 Branded Pharmaceuticals segment revenues were $231 million, an increase of 3% compared to $224 million during third-quarter 2020.
Specialty Products revenues increased 16% to $162 million in third-quarter 2021 compared to $140 million in third-quarter 2020. XIAFLEX® revenues increased 20% to $106 million compared to $88 million in third-quarter 2020 primarily driven by demand growth due to additional physician office activity coupled with commercial execution. Established Products revenues decreased 17% to $69 million in third-quarter 2021 compared to $84 million in third-quarter 2020 partly driven by a non-recurring stocking benefit for TESTOPEL® in prior year.
STERILE INJECTABLES SEGMENT
Third-quarter 2021 Sterile Injectables segment revenues were $344 million, an increase of 37% compared to $251 million during third-quarter 2020. This increase was attributable to additional VASOSTRICT® revenues primarily due to hospitalizations associated with the COVID-19 delta variant.
GENERIC PHARMACEUTICALS SEGMENT
Third-quarter 2021 Generic Pharmaceuticals segment revenues were $174 million, an increase of 29% compared to $136 million during third-quarter 2020. This increase was primarily attributable to additional revenues from 2021 product launches.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Third-quarter 2021 International Pharmaceuticals segment revenues were $23 million compared to $24 million during third-quarter 2020.

2021 FINANCIAL GUIDANCE
Endo is updating its financial guidance for the full-year ending December 31, 2021 by raising the expected ranges regarding revenues, adjusted diluted net income per share from continuing operations and adjusted EBITDA. The guidance below contemplates a range of potential outcomes that reflect uncertainties in certain key assumptions including, among other things, uncertainties related to the COVID-19 pandemic. These statements are forward-looking, and actual results may differ materially from Endo’s expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Full-Year 2021
	Prior	Current
Total Revenues, Net	$2.73B - $2.79B	$2.90B - $2.94B
Adjusted EBITDA	$1.23B - $1.28B	$1.40B - $1.42B
Adjusted Diluted Net Income per Share from Continuing Operations	$2.15 - $2.30	$2.80 - $2.85
Assumptions:
Adjusted Gross Margin	~70.0% - 71.0%	~71.5%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~28.5%	~26.5%
Adjusted Interest Expense	~$560M	~$560M
Adjusted Effective Tax Rate	~11.0% - 12.0%	~13.0%
Adjusted Diluted Weighted Average Shares	~239M	~236M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of September 30, 2021, the Company had approximately $1.6 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 4.6.
Third-quarter 2021 net cash provided by operating activities was $62 million compared to $77 million used in operating activities during the third-quarter 2020. This change was primarily due to an increase in adjusted income from continuing operations and changes in working capital, offset by payments to settle certain opioid matters.
Additionally, in October 2021, the Company completed the previously announced sale of its manufacturing site in Chestnut Ridge, NY, which included, among other assets, U.S. generic retail products and related product inventory to subsidiaries of Strides Pharma Science Limited for approximately $24 million in cash, as well as certain other non-cash considerations. The exit of this site was included in a series of business transformation initiatives that the Company announced in late 2020, including further optimization of its generic retail business cost structure.

CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, November 5, 2021, at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 6052178. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from November 5, 2021 at 10:30 a.m. ET until 9:30 a.m. ET on November 12, 2021 by dialing U.S./Canada (855) 859-2056 International (404) 537-3406, and entering the passcode 6052178.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.
Chantix® is a registered trademark of Pfizer Inc.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three and nine months ended September 30, 2021 and 2020 (dollars in thousands):

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2021	2020		2021	2020
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$105,509	$88,167	20%	$312,266	$211,022	48%
SUPPRELIN® LA	30,069	28,229	7%	85,665	63,344	35%
Other Specialty (1)	26,339	23,724	11%	74,407	68,795	8%
Total Specialty Products	$161,917	$140,120	16%	$472,338	$343,161	38%
Established Products:
PERCOCET®	$26,914	$27,508	(2)%	$78,695	$82,789	(5)%
TESTOPEL®	11,686	18,068	(35)%	32,314	26,877	20%
Other Established (2)	30,460	37,986	(20)%	82,305	104,449	(21)%
Total Established Products	$69,060	$83,562	(17)%	$193,314	$214,115	(10)%
Total Branded Pharmaceuticals (3)	$230,977	$223,682	3%	$665,652	$557,276	19%
Sterile Injectables:
VASOSTRICT®	$255,697	$155,412	65%	$676,764	$572,530	18%
ADRENALIN®	28,722	30,662	(6)%	88,136	120,335	(27)%
Other Sterile Injectables (4)	59,234	65,319	(9)%	182,098	214,132	(15)%
Total Sterile Injectables (3)	$343,653	$251,393	37%	$946,998	$906,997	4%
Total Generic Pharmaceuticals	$174,306	$135,508	29%	$522,451	$602,670	(13)%
Total International Pharmaceuticals	$23,092	$24,277	(5)%	$68,676	$75,910	(10)%
Total revenues, net	$772,028	$634,860	22%	$2,203,777	$2,142,853	3%
__________
(1)Products included within Other Specialty include NASCOBAL® Nasal Spray, AVEED® and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for either the three or nine months ended September 30, 2021 and/or any product having revenues in excess of $25 million during any quarterly period in 2021 or 2020.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
TOTAL REVENUES, NET	$772,028	$634,860	$2,203,777	$2,142,853
COSTS AND EXPENSES:
Cost of revenues	286,068	348,077	909,841	1,072,972
Selling, general and administrative	246,864	182,259	611,657	522,285
Research and development	25,616	32,055	90,024	94,165
Litigation-related and other contingencies, net	83,495	1,810	119,327	(23,938)
Asset impairment charges	42,155	8,412	50,393	106,197
Acquisition-related and integration items, net	(1,432)	(1,407)	(6,357)	17,100
Interest expense, net	142,958	135,648	418,852	397,689
Loss on extinguishment of debt	—	—	13,753	—
Other income, net	(5,955)	(7,194)	(4,671)	(25,318)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(47,741)	$(64,800)	$958	$(18,299)
INCOME TAX EXPENSE (BENEFIT)	1,548	4,174	13,372	(124,516)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(49,289)	$(68,974)	$(12,414)	$106,217
DISCONTINUED OPERATIONS, NET OF TAX	(27,918)	(6,913)	(38,769)	(41,616)
NET (LOSS) INCOME	$(77,207)	$(75,887)	$(51,183)	$64,601
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(0.21)	$(0.30)	$(0.05)	$0.46
Discontinued operations	(0.12)	(0.03)	(0.17)	(0.18)
Basic	$(0.33)	$(0.33)	$(0.22)	$0.28
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(0.21)	$(0.30)	$(0.05)	$0.46
Discontinued operations	(0.12)	(0.03)	(0.17)	(0.18)
Diluted	$(0.33)	$(0.33)	$(0.22)	$0.28
WEIGHTED AVERAGE SHARES:
Basic	233,578	230,040	232,487	228,985
Diluted	233,578	230,040	232,487	233,379

The following table presents unaudited Condensed Consolidated Balance Sheet data at September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,568,665	$1,213,437
Restricted cash and cash equivalents	131,605	171,563
Accounts receivable	533,827	511,262
Inventories, net	297,302	352,260
Assets held for sale	39,952	—
Other current assets	177,595	164,736
Total current assets	$2,748,946	$2,413,258
TOTAL NON-CURRENT ASSETS	6,497,606	6,851,379
TOTAL ASSETS	$9,246,552	$9,264,637
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,316,842	$1,208,061
Liabilities held for sale	3,055	—
Other current liabilities	234,372	45,763
Total current liabilities	$1,554,269	$1,253,824
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,050,874	8,280,578
OTHER LIABILITIES	331,726	378,174
SHAREHOLDERS’ DEFICIT	(690,317)	(647,939)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$9,246,552	$9,264,637

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the nine months ended September 30, 2021 and 2020 (in thousands):

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES:
Net (loss) income	$(51,183)	$64,601
Adjustments to reconcile Net (loss) income to Net cash provided by operating activities:
Depreciation and amortization	350,455	391,463
Asset impairment charges	50,393	106,197
Other, including cash payments to claimants from Qualified Settlement Funds	111,249	(272,818)
Net cash provided by operating activities	$460,914	$289,443
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(61,496)	$(52,692)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(5,000)	—
Proceeds from sale of business and other assets, net	1,357	6,377
Other	(5,207)	(3,915)
Net cash used in investing activities	$(70,346)	$(50,230)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(49,541)	$(86,887)
Other	(25,995)	(11,470)
Net cash used in financing activities	$(75,536)	$(98,357)
Effect of foreign exchange rate	238	(458)
NET INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$315,270	$140,398
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,385,000	1,720,388
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,700,270	$1,860,786

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(77,207)	$(75,887)	$(51,183)	$64,601
Income tax expense (benefit)	1,548	4,174	13,372	(124,516)
Interest expense, net	142,958	135,648	418,852	397,689
Depreciation and amortization (14)	106,402	120,974	328,126	376,787
EBITDA (non-GAAP)	$173,701	$184,909	$709,167	$714,561

Upfront and milestone-related payments (2)	$525	$275	$6,206	$2,469
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	19,829	67,692	58,632	100,356
Certain litigation-related and other contingencies, net (4)	83,495	1,810	119,327	(23,938)
Certain legal costs (5)	38,842	18,343	82,961	51,884
Asset impairment charges (6)	42,155	8,412	50,393	106,197
Acquisition-related and integration costs (7)	3	—	414	—
Fair value of contingent consideration (8)	(1,435)	(1,407)	(6,771)	17,100
Loss on extinguishment of debt (9)	—	—	13,753	—
Share-based compensation (14)	7,800	6,585	22,237	28,262
Other income, net (15)	(5,955)	(7,194)	(4,671)	(25,318)
Other (10)	5	362	3,881	31,118
Discontinued operations, net of tax (12)	27,918	6,913	38,769	41,616
Adjusted EBITDA (non-GAAP)	$386,883	$286,700	$1,094,298	$1,044,307

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s (Loss) income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(Loss) income from continuing operations (GAAP)	$(49,289)	$(68,974)	$(12,414)	$106,217
Non-GAAP adjustments:
Amortization of intangible assets (1)	91,901	104,066	281,101	325,801
Upfront and milestone-related payments (2)	525	275	6,206	2,469
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	19,829	67,692	58,632	100,356
Certain litigation-related and other contingencies, net (4)	83,495	1,810	119,327	(23,938)
Certain legal costs (5)	38,842	18,343	82,961	51,884
Asset impairment charges (6)	42,155	8,412	50,393	106,197
Acquisition-related and integration costs (7)	3	—	414	—
Fair value of contingent consideration (8)	(1,435)	(1,407)	(6,771)	17,100
Loss on extinguishment of debt (9)	—	—	13,753	—
Other (10)	(6,926)	(1,898)	(545)	13,437
Tax adjustments (11)	(29,823)	(6,044)	(76,742)	(205,148)
Adjusted income from continuing operations (non-GAAP)	$189,277	$122,275	$516,315	$494,375

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share data):

Three Months Ended September 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$772,028	$286,068	$485,960	62.9%	$396,698	51.4%	$89,262	11.6%	$137,003	$(47,741)	$1,548	(3.2)%	$(49,289)	$(27,918)	$(77,207)	$(0.21)
Items impacting comparability:
Amortization of intangible assets (1)	—	(91,901)	91,901		—		91,901		—	91,901	—		91,901	—	91,901
Upfront and milestone-related payments (2)	—	(525)	525		—		525		—	525	—		525	—	525
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	10,259	(10,259)		(30,088)		19,829		—	19,829	—		19,829	—	19,829
Certain litigation-related and other contingencies, net (4)	—	—	—		(83,495)		83,495		—	83,495	—		83,495	—	83,495
Certain legal costs (5)	—	—	—		(38,842)		38,842		—	38,842	—		38,842	—	38,842
Asset impairment charges (6)	—	—	—		(42,155)		42,155		—	42,155	—		42,155	—	42,155
Acquisition-related and integration costs (7)	—	—	—		(3)		3		—	3	—		3	—	3
Fair value of contingent consideration (8)	—	—	—		1,435		(1,435)		—	(1,435)	—		(1,435)	—	(1,435)
Other (10)	—	—	—		—		—		6,926	(6,926)	—		(6,926)	—	(6,926)
Tax adjustments (11)	—	—	—		—		—		—	—	29,823		(29,823)	—	(29,823)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	27,918	27,918
After considering items (non-GAAP)	$772,028	$203,901	$568,127	73.6%	$203,550	26.4%	$364,577	47.2%	$143,929	$220,648	$31,371	14.2%	$189,277	$—	$189,277	$0.80

Three Months Ended September 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$634,860	$348,077	$286,783	45.2%	$223,129	35.1%	$63,654	10.0%	$128,454	$(64,800)	$4,174	(6.4)%	$(68,974)	$(6,913)	$(75,887)	$(0.30)
Items impacting comparability:
Amortization of intangible assets (1)	—	(104,066)	104,066		—		104,066		—	104,066	—		104,066	—	104,066
Upfront and milestone-related payments (2)	—	(125)	125		(150)		275		—	275	—		275	—	275
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(36,550)	36,550		(31,142)		67,692		—	67,692	—		67,692	—	67,692
Certain litigation-related and other contingencies, net (4)	—	—	—		(1,810)		1,810		—	1,810	—		1,810	—	1,810
Certain legal costs (5)	—	—	—		(18,343)		18,343		—	18,343	—		18,343	—	18,343
Asset impairment charges (6)	—	—	—		(8,412)		8,412		—	8,412	—		8,412	—	8,412
Fair value of contingent consideration (8)	—	—	—		1,407		(1,407)		—	(1,407)	—		(1,407)	—	(1,407)
Other (10)	—	—	—		(369)		369		2,267	(1,898)	—		(1,898)	—	(1,898)
Tax adjustments (11)	—	—	—		—		—		—	—	6,044		(6,044)	—	(6,044)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	6,913	6,913
After considering items (non-GAAP)	$634,860	$207,336	$427,524	67.3%	$164,310	25.9%	$263,214	41.5%	$130,721	$132,493	$10,218	7.7%	$122,275	$—	$122,275	$0.52

Nine Months Ended September 30, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	Income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$2,203,777	$909,841	$1,293,936	58.7%	$865,044	39.3%	$428,892	19.5%	$427,934	$958	$13,372	1,395.8%	$(12,414)	$(38,769)	$(51,183)	$(0.05)
Items impacting comparability:
Amortization of intangible assets (1)	—	(281,101)	281,101		—		281,101		—	281,101	—		281,101	—	281,101
Upfront and milestone-related payments (2)	—	(1,176)	1,176		(5,030)		6,206		—	6,206	—		6,206	—	6,206
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(10,007)	10,007		(48,625)		58,632		—	58,632	—		58,632	—	58,632
Certain litigation-related and other contingencies, net (4)	—	—	—		(119,327)		119,327		—	119,327	—		119,327	—	119,327
Certain legal costs (5)	—	—	—		(82,961)		82,961		—	82,961	—		82,961	—	82,961
Asset impairment charges (6)	—	—	—		(50,393)		50,393		—	50,393	—		50,393	—	50,393
Acquisition-related and integration costs (7)	—	—	—		(414)		414		—	414	—		414	—	414
Fair value of contingent consideration (8)	—	—	—		6,771		(6,771)		—	(6,771)	—		(6,771)	—	(6,771)
Loss on extinguishment of debt (9)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (10)	—	—	—		(3,879)		3,879		4,424	(545)	—		(545)	—	(545)
Tax adjustments (11)	—	—	—		—		—		—	—	76,742		(76,742)	—	(76,742)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	38,769	38,769
After considering items (non-GAAP)	$2,203,777	$617,557	$1,586,220	72.0%	$561,186	25.5%	$1,025,034	46.5%	$418,605	$606,429	$90,114	14.9%	$516,315	$—	$516,315	$2.18

Nine Months Ended September 30, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$2,142,853	$1,072,972	$1,069,881	49.9%	$715,809	33.4%	$354,072	16.5%	$372,371	$(18,299)	$(124,516)	680.5%	$106,217	$(41,616)	$64,601	$0.46
Items impacting comparability:
Amortization of intangible assets (1)	—	(325,801)	325,801		—		325,801		—	325,801	—		325,801	—	325,801
Upfront and milestone-related payments (2)	—	(792)	792		(1,677)		2,469		—	2,469	—		2,469	—	2,469
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(43,692)	43,692		(56,664)		100,356		—	100,356	—		100,356	—	100,356
Certain litigation-related and other contingencies, net (4)	—	—	—		23,938		(23,938)		—	(23,938)	—		(23,938)	—	(23,938)
Certain legal costs (5)	—	—	—		(51,884)		51,884		—	51,884	—		51,884	—	51,884
Asset impairment charges (6)	—	—	—		(106,197)		106,197		—	106,197	—		106,197	—	106,197
Fair value of contingent consideration (8)	—	—	—		(17,100)		17,100		—	17,100	—		17,100	—	17,100
Other (10)	—	—	—		(31,118)		31,118		17,681	13,437	—		13,437	—	13,437
Tax adjustments (11)	—	—	—		—		—		—	—	205,148		(205,148)	—	(205,148)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	41,616	41,616
After considering items (non-GAAP)	$2,142,853	$702,687	$1,440,166	67.2%	$475,107	22.2%	$965,059	45.0%	$390,052	$575,007	$80,632	14.0%	$494,375	$—	$494,375	$2.12

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three and nine months ended September 30, 2021 and 2020 are as follows:
(1)To exclude amortization expense related to intangible assets.
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended September 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$525	$—	$125	$—
Development-based	—	—	—	150
Total	$525	$—	$125	$150

	Nine Months Ended September 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,176	$—	$792	$—
Development-based	—	5,030	—	1,677
Total	$1,176	$5,030	$792	$1,677
(3)Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended September 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$(16,106)	$4,823	$32,048	$25,906
Accelerated depreciation	5,128	1,223	4,502	1,789
Other, including strategic review initiatives	719	24,042	—	3,447
Total	$(10,259)	$30,088	$36,550	$31,142

	Nine Months Ended September 30,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$(13,827)	$12,660	$33,190	$42,681
Accelerated depreciation	17,322	5,008	10,528	4,148
Other, including strategic review initiatives	6,512	30,957	(26)	9,835
Total	$10,007	$48,625	$43,692	$56,664
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.

(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Goodwill impairment charges	$—	$—	$—	$32,786
Other intangible asset impairment charges	—	2,020	7,811	65,771
Property, plant and equipment impairment charges	—	—	427	1,248
Operating lease right-of-use asset impairment charges	—	6,392	—	6,392
Disposal group impairment charges	42,155	—	42,155	—
Total	$42,155	$8,412	$50,393	$106,197
(7)To exclude integration costs.
(8)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(9)To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(10)The Other rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended September 30,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$(2,036)	$—	$1,663
Debt modification costs	—	—	369	—
Other miscellaneous	—	(4,890)	—	(3,930)
Total	$—	$(6,926)	$369	$(2,267)

	Nine Months Ended September 30,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$466	$—	$(2,426)
Gain on sale of business and other assets	—	—	—	(11,325)
Debt modification costs	3,879	—	31,118	—
Other miscellaneous	—	(4,890)	—	(3,930)
Total	$3,879	$(4,424)	$31,118	$(17,681)
The Other row included in the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Operating expenses” columns.
(11)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(12)To exclude the results of the businesses reported as discontinued operations, net of tax.
(13)Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP	233,578	230,040	232,487	233,379
Non-GAAP Adjusted	235,527	233,442	236,538	233,379

(14)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(15)To exclude Other income, net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net income (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended September 30, 2021 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended September 30, 2021
Net income (GAAP)	$68,160
Income tax benefit	(136,094)
Interest expense, net	554,102
Depreciation and amortization (14)	447,688
EBITDA (non-GAAP)	$933,856

Upfront and milestone-related payments	$38,812
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives	84,558
Certain litigation-related and other contingencies, net	124,216
Certain legal costs	98,896
Asset impairment charges	64,540
Acquisition-related and integration costs	610
Fair value of contingent consideration	(7,518)
Loss on extinguishment of debt	13,753
Share-based compensation (14)	30,142
Other income, net	(463)
Other	3,858
Discontinued operations, net of tax	60,673
Adjusted EBITDA (non-GAAP)	$1,445,933

Calculation of Net Debt:
Debt	$8,274,016
Cash (excluding Restricted Cash)	1,568,665
Net Debt (non-GAAP)	$6,705,351

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.6

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, the statements by Mr. Coleman, as well as other statements regarding product development, product launches and product demand, the expansion and enhancement of our product portfolio, market potential, progress on our strategic priorities, the status and outcome of litigation, financial guidance for full-year 2021 or any other future period, the impact of and response to the COVID-19 pandemic, the status of our contingency planning, including any potential bankruptcy filing, and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo. All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: the outcome of our strategic review, contingency planning and any potential restructuring or bankruptcy filing; the timing, impact or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings, including pending and future opioid-related matters, pending tax matters with the IRS and proceedings that involve key products such as VASOSTRICT®; our ability to satisfy judgments or settlements or pursue appeals including bonding requirements; our ability to adjust to changing market conditions; our ability to attract and retain key personnel; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; our ability to refinance our indebtedness; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; our ability to obtain and maintain adequate protection for our intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; our ability to advance our strategic priorities, develop our product pipeline and continue to develop the market for QWO® and other products; and our ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect our results. The occurrence or possibility of any such result has caused us to engage, and may result in further engagement in strategic reviews that ultimately may result in our pursuing one or more significant corporate transactions or other remedial measures, including on a preventative or proactive basis. Those remedial measures could include a potential bankruptcy filing (which, if it occurred, would subject us to additional risks and uncertainties that could adversely affect our business prospects and ability to continue as a going concern), corporate reorganization or restructuring activities involving all or a portion of our business, asset sales or other divestitures, cost-saving initiatives or other corporate realignments, seeking strategic partnerships and exiting certain product or geographic markets. Some of these measures could take significant time to implement and others may require judicial or other third-party approval. Any such actions may be complex, could entail significant costs and charges or could otherwise negatively impact shareholder value, and there can be no assurance that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all, or that they will result in their intended benefits. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845) 364-4833
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